                                       SECOND

                                AMENDED AND RESTATED

                                       BYLAWS

                                         OF

                               SUNRISE MEDICAL, INC.,

                               A DELAWARE CORPORATION

                                       SECOND
                                AMENDED AND RESTATED
                                       BYLAWS
                                         OF
                               SUNRISE MEDICAL, INC.,
                               a Delaware corporation

                                 TABLE OF CONTENTS


                                                                                  PAGE
ARTICLE I      OFFICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
               Section 1.1  Registered Office. . . . . . . . . . . . . . . . . . . .1
               Section 1.2  Other Offices. . . . . . . . . . . . . . . . . . . . . .1

ARTICLE II     MEETINGS OF STOCKHOLDERS. . . . . . . . . . . . . . . . . . . . . . .1

               Section 2.1  Place of Meetings.. . . . . . . . . . . . . .  . . . . .1
               Section 2.2  Annual Meeting of Stockholders.. . . . . . . . . . . . .1
               Section 2.3  Quorum; Adjourned Meetings and Notice Thereof. . . . . .1
               Section 2.4  Voting.. . . . . . . . . . . . . . . . . . . . . . . . .2
               Section 2.5  Proxies. . . . . . . . . . . . . . . . . . . . . . . . .2
               Section 2.6  Special Meetings.. . . . . . . . . . . . . . . . . . . .2
               Section 2.7  Notice of Stockholder's Meetings.. . . . . . . . . . . .2
               Section 2.8  Maintenance and Inspection of Stockholder
                            List.. . . . . . . . . . . . . . . . . . . . . . . . . .3
               Section 2.9  Stockholder Action By Written Consent Without a
                            Meeting. . . . . . . . . . . . . . . . . . . . . . . . .3
               Section 2.10  Notice of Stockholder Business and
               Nominations.. . . . . . . . . . . . . . . . . . . . . . . . . . . . .5

ARTICLE III    DIRECTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8

               Section 3.1  Number, Election and Tenure..  . . . . . . . . . . . . .8
               Section 3.2  Vacancies. . . . . . . . . . . . . . . . . . . . . . . .8
               Section 3.3  Eligibility. . . . . . . . . . . . . . . . . . . . . . .8
               Section 3.4  Powers.. . . . . . . . . . . . . . . . . . . . . . . . .9
               Section 3.5  Place of Meetings. . . . . . . . . . . . . . . . . . . .9
               Section 3.6  Regular Meetings.. . . . . . . . . . . . . . . . . . . .9
               Section 3.7  Special Meetings.. . . . . . . . . . . . . . . . . . . .9
               Section 3.8  Quorum.. . . . . . . . . . . . . . . . . . . . . . . . .9
               Section 3.9  Action Without Meeting.. . . . . . . . . . . . . . . . .9
               Section 3.10  Telephonic Meetings.. . . . . . . . . . . . . . . . . 10
               Section 3.11  Committees of Directors.. . . . . . . . . . . . . . . 10
               Section 3.12  Minutes of Committee Meetings.. . . . . . . . . . . . 10
               Section 3.13  Compensation of Directors.. . . . . . . . . . . . . . 10
               Section 3.14  Indemnification.. . . . . . . . . . . . . . . . . . . 10

ARTICLE IV     OFFICERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13



               Section 4.1  Officers.. . . . . . . . . . . . . . . . . . . . . . . 13
               Section 4.2  Election of Officers.. . . . . . . . . . . . . . . . . 13
               Section 4.3  Subordinate Officers.. . . . . . . . . . . . . . . . . 13
               Section 4.4  Compensation of Officers.. . . . . . . . . . . . . . . 13
               Section 4.5  Term of Office; Removal and Vacancies. . . . . . . . . 13
               Section 4.6  Chairman of the Board. . . . . . . . . . . . . . . . . 14
               Section 4.7  President. . . . . . . . . . . . . . . . . . . . . . . 14
               Section 4.8  Vice Presidents. . . . . . . . . . . . . . . . . . . . 14
               Section 4.9  Secretary. . . . . . . . . . . . . . . . . . . . . . . 14
               Section 4.10  Assistant Secretary.. . . . . . . . . . . . . . . . . 14
               Section 4.11  Chief Financial Officer.. . . . . . . . . . . . . . . 15

ARTICLE V      CERTIFICATES OF STOCK . . . . . . . . . . . . . . . . . . . . . . . 15

               Section 5.1  Certificates. . . . . . . . . . . . . . . . . . .  . . 15
               Section 5.2  Signatures on Certificates.. . . . . . . . . . . . . . 15
               Section 5.3  Statement of Stock Rights, Preferences,
                            Privileges.. . . . . . . . . . . . . . . . . . . . . . 15
               Section 5.4  Lost, Stolen or Destroyed Certificates.. . . . . . . . 16
               Section 5.5  Transfers of Stock.. . . . . . . . . . . . . . . . . . 16
               Section 5.6  Fixing Record Date.. . . . . . . . . . . . . . . . . . 16
               Section 5.7  Registered Stockholders. . . . . . . . . . . . . . . . 16

ARTICLE VI     GENERAL PROVISIONS. . . . . . . . . . . . . . . . . . . . . . . . . 16

               Section 6.1  Dividends.. .  . . . . . . . . . . . . . . . . . . . . 16
               Section 6.2  Payment of Dividends.. . . . . . . . . . . . . . . . . 17
               Section 6.3  Checks.. . . . . . . . . . . . . . . . . . . . . . . . 17
               Section 6.4  Fiscal Year. . . . . . . . . . . . . . . . . . . . . . 17
               Section 6.5  Corporate Seal.. . . . . . . . . . . . . . . . . . . . 17
               Section 6.6  Manner of Giving Notice. . . . . . . . . . . . . . . . 17
               Section 6.7  Waiver of Notice.. . . . . . . . . . . . . . . . . . . 17
               Section 6.8  Annual Statement.. . . . . . . . . . . . . . . . . . . 17

ARTICLE VII    AMENDMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18

Section 7.1  Amendment by Directors or Stockholders. . . . . . . . . . . . . . . . 18

                                      SECOND
                                AMENDED AND RESTATED
                                       BYLAWS
                                         OF
                               SUNRISE MEDICAL, INC.,
                               a Delaware corporation

                                     ARTICLE I
                                      OFFICES

          Section 1.1 REGISTERED OFFICE. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

          Section 1.2 OTHER OFFICES. The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

                                     ARTICLE II

                              MEETINGS OF STOCKHOLDERS

          Section 2.1 PLACE OF MEETINGS. Meetings of stockholders shall be held at any place within or outside the State of Delaware designated by the Board of Directors. In the absence of any such designation, stockholders' meetings shall be held at the principal executive office of the corporation.

          Section 2.2 ANNUAL MEETING OF STOCKHOLDERS. The annual meeting of stockholders shall be held each year on a date and at a time designated by the Board of Directors. At each annual meeting, (i) directors shall be elected only from the persons who are nominated in accordance with the procedures set forth in Section 2.10 below and (ii) any proper business shall be conducted only which has been submitted in accordance with the procedures set forth in Section 2.10 below.

          Section 2.3 QUORUM; ADJOURNED MEETINGS AND NOTICE THEREOF. A majority of the voting power of the stock issued and outstanding and entitled to vote at any meeting of stockholders, the holders of which are present in person or represented by proxy, shall constitute a quorum for the transaction of business except as otherwise provided by law, by the Certificate of Incorporation, or by these Bylaws. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum and the votes present may continue to transact business until adjournment. If, however, such quorum shall not be present or represented at any meeting of the stockholders, a majority of the voting power of the stock represented in person or by proxy may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.
The Chairman of the Board (or the President in the absence of the Chairman of the Board) may adjourn the meeting from time to time, whether or not there is such a quorum. At any adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat.

          Section 2.4 VOTING. When a quorum is present at any meeting, the vote of the holders of a majority of the voting power of the stock present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes, or the Certificate of Incorporation, or these Bylaws, or the rules and regulations of any stock exchange applicable to the corporation or otherwise provided by law or pursuant to any regulation applicable to the corporation, a different vote is required in which case such express provision shall govern and control the decision of such question. Unless otherwise provided in the Certificate of Incorporation, each stockholder shall have one vote for each share of stock having voting power, registered in his name on the books of the corporation on the record date set by the Board of Directors. All elections shall be decided by a plurality vote.

          Section 2.5 PROXIES. At each meeting of the stockholders, each stockholder having the right to vote may vote in person or may authorize another person or persons to act for him by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to said meeting, unless said instrument provides for a longer period. All proxies must be filed with the Secretary of the corporation at the beginning of each meeting in order to be counted in any vote at the meeting.

          Section 2.6 SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose, or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the President and shall be called by the President or the Secretary at the request in writing of a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

          Section 2.7 NOTICE OF STOCKHOLDER'S MEETINGS. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which notice shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. The written notice of any meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting, unless otherwise required by law. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation.

          Section 2.8 MAINTENANCE AND INSPECTION OF STOCKHOLDER LIST. The Secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

          Section 2.9  STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING.

          (a) Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice to the stockholders and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the greater of (i) 75% of the voting power of shares issued and outstanding and entitled to vote and (ii) the minimum number of shares that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the date the earliest dated written consent was received in accordance with Section 2.9(b) of this Article II, a written consent or consents signed by a sufficient number of holders to take such action are delivered to the corporation in the manner prescribed in Section 2.9(b) of this Article II. Consents may be revoked by written notice (i) to the corporation, (ii) to the stockholder or stockholders soliciting consents or soliciting revocations in opposition to action by consent (the "Soliciting Stockholders") or (iii) to a proxy solicitor or other agent designated by the corporation or the Soliciting Stockholders. Prompt notice of the corporate action taken by written consent shall be given to those stockholders who did not consent in writing.

          (b) In order that the corporation may determine the stockholders entitled to express consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within 10 days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the

Board of Directors adopts the resolution taking such prior action. Every signed written consent shall be delivered to the corporation by delivery to its registered office in Delaware, its principal place of business or to any officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery shall be by hand or by certified or registered mail, return receipt requsted.

          (c)  PROCEDURES

               (1) Within ten (10) business days after receipt of the earliest dated written consent delivered to the corporation in the manner provided in
Section 228 of the General Corporation Law of the State of Delaware or the determination by the Board of Directors of the corporation that the corporation should seek corporate action by written consent, as the case may be, the secretary of the corporation shall engage nationally recognized independent inspectors of elections for the purpose of performing a ministerial review of the validity of the consents and revocations. The cost of retaining inspectors of election shall be borne by the corporation. For the purpose of permitting the inspectors to perform such review, no action by written consent without a meeting shall be effective until such date as the independent inspectors certify to the corporation that the consents delivered to the corporation in accordance with this Section 2.9 represent not less than the greater of (i) 75% of the voting power of shares issued and outstanding and entitled to vote and (ii) the minimum number of shares that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Nothing contained in this Section 2.9(c) shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

               (2) Following appointment of the inspectors, consents and revocations shall be delivered to the inspectors upon receipt by the corporation, the Soliciting Stockholders or their proxy solicitors or other designated agents. As soon as practicable following the earlier of (a) the receipt by the inspectors, a copy of which shall also be delivered to the corporation, of any written demand by the Soliciting Stockholders of the corporation, or (b) sixty (60) days after the date of the earliest dated consent delivered to the corporation in the manner provided in Section 228 of the General Corporation Law of the State of Delaware, the inspectors shall issue a preliminary report to the corporation and the Soliciting Stockholders stating the number of valid and unrevoked consents received and whether, based on the preliminary count, the requisite number of valid and unrevoked consents has been obtained to authorize or take the action specified in the consents.

               (3) Unless the corporation and the Soliciting Stockholders shall agree to a shorter or longer period, the corporation and the Soliciting Stockholders shall have forty-eight (48) hours to review the consents and revocations and to advise the inspectors and the opposing party in writing, which writing must be received within such forty-eight (48) hour period, as to whether they intend to challenge the preliminary report of the inspectors. If no written notice of an intention to challenge the preliminary report is received by the inspectors and the opposing party within forty-eight (48) hours after the inspectors' issuance of the preliminary report, the inspectors shall issue to the corporation and the Soliciting Stockholders their final report containing the information from the inspectors' determination with respect to whether the requisite number of valid and unrevoked consents was obtained to authorize and take the action specified in the consents. If the corporation or the Soliciting Stockholders issue written notice of an intention to challenge the inspectors' preliminary report within forty-eight (48) hours after the issuance of that report, a challenge session shall be scheduled by the inspectors as promptly as practicable. Following completion of the challenge session, the inspectors shall as promptly as practicable issue their final report to the Soliciting Stockholders and the corporation, which report shall contain the information included in the preliminary report, plus any change in the vote total as a result of the challenge and a certification of whether the requisite number of valid and unrevoked consents was obtained to authorize or take the action specified in the consents.

          Section 2.10  NOTICE OF STOCKHOLDER BUSINESS AND NOMINATIONS.

          (a)  ANNUAL MEETINGS OF STOCKHOLDERS.

               (1) Nominations of persons for election to the Board of Directors of the corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the corporation's notice of meeting (or any supplement thereto), (b) by or at the direction of the Board of Directors or the Chairman of the Board or
(c) by any stockholder of the corporation who was a stockholder of the corporation of record at the time the notice provided for in this Section 2.10 is delivered to the Secretary of the corporation, who is entitled to vote at the meeting and complies with the notice procedures set forth in this Section 2.10.

               (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph
(a)(1) of this Section 2.10, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than (x) the close of business on the later of the ninetieth (90th) day prior to such annual meeting or (y) the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder (and such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and in the event that such business includes a proposal to amend the Bylaws of the corporation, the language of the proposed amendment; and
(c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the corporation's books, and of such beneficial owner, (ii) the class and number of shares of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (iv) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons pursuant to which the nomination or nominations are to be made by the stockholder, and (v) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends to (a) deliver a proxy statement and form of proxy to holders of at least the percentage of the corporation's outstanding Common Stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise solicit proxies from stockholders in support of such proposal or nomination.
The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as a director of the corporation or for use in the preparation of materials used for the solicitation of proxies for the election of directors.

               (3)  Notwithstanding anything in the second sentence of paragraph
(a)(2) of this Section 2.10 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the corporation at an annual meeting is increased and there is no public announcement by the corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred (100) days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 2.10 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the corporation.

          (b) SPECIAL MEETINGS OF STOCKHOLDERS. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation's notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the corporation who is a stockholder of record at the time the notice provided for in this Section 2.10 is delivered to the Secretary of the corporation, who shall be entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this
Section 2.10. In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation's notice of meeting, if the stockholder's notice required by paragraph (a)(2) of this Section 2.10 shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of (x) the ninetieth (90th) day prior to such special meeting, or (y) the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period for the giving of a stockholder's notice as described above.

          (c)  GENERAL.

               (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.10 shall be eligible to be elected at an annual or special meeting of stockholders of the corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.10. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the chairman of the meeting shall have the power and duty to (i) determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.10 and (ii) if any proposed nomination or business is not in compliance with this Section 2.10, including if the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicits or is part of a group which solicits proxies in support of such stockholder's proposal without the stockholder having made the representation required by clause (c)(v) of Section (a)(2) of this Bylaw, to declare that such defective nomination shall be disregarded or that such proposed business shall not be transacted.

               (2) For purposes of this Section 2.10, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to
Section 13, 14 or 15(d) of the Exchange Act.

               (3) Notwithstanding the foregoing provisions of this Section 2.10, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.10. Nothing in this Section 2.10 shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of preferred stock to elect directors under specified circumstances.

                                    ARTICLE III

                                     DIRECTORS

          Section 3.1 NUMBER, ELECTION AND TENURE. The authorized number of directors which shall constitute the Board shall not be less than four (4) nor more than ten (10). The exact number shall be determined from time to time by resolution of the Board. Until otherwise determined by such resolution, the Board shall consist of eight (8) persons. Directors shall be elected at the annual meeting of stockholders and each director shall serve until such person's successor is elected and qualified or until such person's death, retirement, resignation or removal. The directors need not be stockholders. Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, if any, any director or the entire Board of Directors may be removed, with or without cause, by the holders of 75% of the voting power of the shares then entitled to vote at an election of directors except that (i) unless the certificate of incorporation provides otherwise, if the corporation shall have a classified Board of Directors, shareholders may effect such removal only for cause, and (ii) so long as the corporation shall have cumulative voting in respect of the election of directors, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against the removal of the director would be sufficient to elect that person if then cumulatively voted at an election of the entire Board of Directors or, if the corporation shall have classes of directors, at an election of the class of directors of which that person is a part.

          Section 3.2 VACANCIES. Vacancies on the Board of Directors by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, and newly created directorships resulting from any increase in the authorized number of directors may be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. The directors so chosen shall hold office until the next annual election of directors and until their successors are duly elected and qualified, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

          Section 3.3 ELIGIBILITY. Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, if any, only persons who are nominated in accordance with the procedures set forth in Section 2.10 shall be eligible for election as directors at an annual or special meeting of stockholders.

          Section 3.4 POWERS. The property and business of the corporation shall be managed by or under the direction of its Board of Directors. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

          Section 3.5 PLACE OF MEETINGS. The directors may hold their meetings and have one or more offices, and keep the books of the corporation outside of the State of Delaware.

          Section 3.6 REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board.

          Section 3.7 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the President on forty-eight hours' notice to each director, either personally or by mail, facsimile or by telegram; special meetings shall be called by the President or the Secretary in like manner and on like notice on the written request of two directors unless the Board consists of only one director; in which case special meetings shall be called by the President or Secretary in like manner or on like notice on the written request of the sole director.

          Section 3.8 QUORUM. At all meetings of the Board of Directors a majority of the authorized number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which there is a quorum, shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the Certificate of Incorporation or by these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. If only one director is authorized, such sole director shall constitute a quorum.

          Section 3.9 ACTION WITHOUT MEETING. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

          Section 3.10 TELEPHONIC MEETINGS. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

          Section 3.11 COMMITTEES OF DIRECTORS. The Board of Directors may, by resolution passed by the Board, designate one or more committees, each such committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.
Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the Bylaws of the corporation; and, unless the resolution or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

          Section 3.12 MINUTES OF COMMITTEE MEETINGS. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

          Section 3.13 COMPENSATION OF DIRECTORS. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

          Section 3.14  INDEMNIFICATION.

          (a) The corporation shall indemnify to the fullest extent permitted by law any person (together with the persons described in paragraph (b) of this Section 3.14, an "Indemnitee") who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the written request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines, ERISA excise taxes and amounts paid or to be paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          (b) The corporation shall indemnify to the fullest extent permitted by law any person (together with the persons described in paragraph (a) of this Section 3.14, an "Indemnitee") who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the written request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper.

          (c)  Notwithstanding the provisions of paragraphs (a) or (b) of this
Section 3.14, except as otherwise provided in paragraph (e) of this Section 3.14, the corporation shall be required to indemnify an Indemnitee in connection with a proceeding (or part thereof) commenced by such Indemnitee only if the commencement of such proceeding (or part thereof) by the Indemnitee was authorized by the Board of Directors of the corporation.

          (d) Expenses (including attorneys' fees) incurred by an officer or director in defending a civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer, to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Section 3.14.

          (e) If a claim for indemnification or advancement of expenses under this Section 3.14 is not paid in full within thirty days after a written claim therefor by the Indemnitee has been received by the corporation, the Indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the corporation shall have the burden of proving that the Indemnitee is not entitled to the requested indemnification or advancement of expenses under applicable law.

          (f) The indemnification provided by this Section 3.14 shall be deemed to be a contract right and shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any statute, provision in the Certificate of Incorporation or these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

          (g) The Board of Directors may authorize, by a vote of a majority of a quorum of the Board of Directors, the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Section 3.14.

          (h) For the purposes of this Section 3.14, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

          (i) For purposes of this section, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

          (j) Any repeal or modification of the provisions of this Section 3.14 shall not adversely affect any right or protection hereunder of any Indemnitee in respect of any act or omission occurring prior to the time of such repeal or modification.

          (k) This Section 3.14 shall not limit the right of the corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than persons specified in paragraphs (a) and (b) of this Section 3.14 when and as authorized by appropriate corporate action.

                                     ARTICLE IV

                                      OFFICERS

          Section 4.1 OFFICERS. The officers of this corporation shall be chosen by the Board of Directors and shall include a Chairman of the Board, a President, a Secretary, and a Chief Financial Officer. The corporation may also have at the discretion of the Board of Directors such other officers as are desired, including one or more Vice Presidents, one or more Assistant Secretaries, and such other officers as may be appointed in accordance with the provisions of Section 4.3 hereof. In the event there are two or more Vice Presidents, then one or more may be designated as Executive Vice President, Senior Vice President, or other similar or dissimilar title. At the time of the election of officers, the directors may by resolution determine the order of their rank. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide.

          Section 4.2 ELECTION OF OFFICERS. The Board of Directors, at its first meeting after each annual meeting of stockholders, shall choose the officers of the corporation.

          Section 4.3 SUBORDINATE OFFICERS. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

          Section 4.4 COMPENSATION OF OFFICERS. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

          Section 4.5 TERM OF OFFICE; REMOVAL AND VACANCIES. The officers of the corporation shall hold office until their successors are chosen and qualify in their stead. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. If the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

          Section 4.6 CHAIRMAN OF THE BOARD. The Chairman of the Board, if such an officer be elected, shall, if present, preside at all meetings of the stockholders and of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by these Bylaws. If there is no President, the Chairman of the Board shall in addition be the Chief Executive Officer of the corporation and shall have the powers and duties prescribed in Section 4.7 of this Article IV.

          Section 4.7 PRESIDENT. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, the President shall be the Chief Executive Officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation. In the absence of the Chairman of the Board, he shall preside at all meetings of the stockholders and at all meetings of the Board of Directors. He shall be an ex-officio member of all committees and shall have the general powers and duties of management usually vested in the office of

President and Chief Executive Officer of corporations, and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

          Section 4.8 VICE PRESIDENTS. In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall have such other duties as from time to time may be prescribed for them, respectively, by the Board of Directors.

          Section 4.9 SECRETARY. The Secretary shall attend all sessions of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for the standing committees when required by the Board of Directors. He shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or these Bylaws. He shall keep in safe custody the seal of the corporation, and when authorized by the Board, affix the same to any instrument requiring it, and when so affixed it shall be attested by his signature or by the signature of an Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

          Section 4.10 ASSISTANT SECRETARY. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, or if there be no such determination, the Assistant Secretary designated by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

          Section 4.11 CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys, and other valuable effects in the name and to the credit of the corporation, in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Chief Financial Officer and of the financial condition of the corporation. If required by the Board of Directors, he shall give the corporation a bond, in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors, for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

                                     ARTICLE V
                               CERTIFICATES OF STOCK

          Section 5.1 CERTIFICATES. Every holder of stock of the corporation shall be entitled to have a certificate signed by, or in the name of the corporation by, the Chairman or Vice Chairman of the Board of Directors, or the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Chief Financial Officer of the corporation, certifying the number of shares represented by the certificate owned by such stockholder in the corporation.

          Section 5.2 SIGNATURES ON CERTIFICATES. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

          Section 5.3 STATEMENT OF STOCK RIGHTS, PREFERENCES, PRIVILEGES. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

          Section 5.4 LOST, STOLEN OR DESTROYED CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

          Section 5.5 TRANSFERS OF STOCK. Upon surrender to the corporation, or the transfer agent of the corporation, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

          Section 5.6 FIXING RECORD DATE. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders, or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action (except action to be taken pursuant to a written consent of stockholders without a meeting as specifically contemplated in Section 2.9(b) of Article II), the Board of Directors may fix a record date which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

          Section 5.7 REGISTERED STOCKHOLDERS. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Delaware.

                                     ARTICLE VI

                                 GENERAL PROVISIONS

          Section 6.1 DIVIDENDS. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

          Section 6.2 PAYMENT OF DIVIDENDS. Before payment of any dividend there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interests of the corporation, and the directors may abolish any such reserve.

          Section 6.3 CHECKS. All checks or demands for money and notes of the corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

          Section 6.4 FISCAL YEAR. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

          Section 6.5 CORPORATE SEAL. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware". Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

          Section 6.6 MANNER OF GIVING NOTICE. Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by facsimile or telegram.

          Section 6.7 WAIVER OF NOTICE. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

          Section 6.8 ANNUAL STATEMENT. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

                                    ARTICLE VII

                                     AMENDMENTS

          Section 7.1 AMENDMENT BY DIRECTORS OR STOCKHOLDERS. The Board of Directors is expressly empowered to adopt, amend or repeal the bylaws of the corporation, without the approval of the stockholders. Any adoption, amendment or repeal of the bylaws of the corporation by the Board of Directors shall require the approval of a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any resolution providing for adoption, amendment or repeal is presented to the Board). The holders of 75% of the voting power of the stock issued and outstanding and entitled to vote shall also have power to adopt, amend or repeal the bylaws of the corporation.